UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required to be disclosed pursuant to this Item 1.01, the information set forth in Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 21, 2012, Authentidate Holding Corp. (the “company”) entered into agreements with each of its chief executive officer and chief financial officer in order to continue the compensation modification program implemented in February 2010. Pursuant to these agreements, both officers agreed to continue the reduction in their base salary to 85% of their original base salary until such time as the company achieves “cash flow breakeven” as measured through the fiscal quarter ending September 30, 2013. Pursuant to these continuation agreements, the term “cash flow breakeven” was modified from the definition adopted when we originally implemented this program and is now defined to mean that the company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2013, determined by reference to the revenues and other amounts received by the company from its operations. The term “cash flow from operations”, however, shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved. In consideration for these agreements, we granted both officers options to purchase such number of shares of common stock as is equal to 15% of the total base salary that they agreed to forego over the 20 month period expiring September 30, 2013. Accordingly, we granted our chief executive officer 72,500 options and granted our chief financial officer 65,000 options. The options were granted under the company’s 2011 Omnibus Equity Incentive Plan (the “2011 Plan”), are exercisable for a period of 10 years at a per share exercise price of $0.65, which was the closing price of our common stock as reported on the Nasdaq Stock Market on June 21, 2012, and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven, as defined above, or in the event of a termination of employment either without “cause” or for “good reason”, as such terms were defined in the employment agreements we previously entered into with each such officer.

Further, in connection with the continuation of the above-referenced compensation modification program, all other employees of the company that had participated in this program were granted options to purchase shares of common stock under the company’s 2011 Plan in consideration for the continued salary reduction. Under this program, the salaries of non-executive employees earning $110,000 per annum or less were reduced by 10% and the salaries of other non-executive employees were reduced by 15% and in consideration for such reductions, the company awarded these employees options to purchase such number of shares of common stock as is equal to the foregone salary as measured over the 20 month period expiring September 30, 2013. Accordingly, we granted our non-executive employees a total of 535,628 options. The options awarded to non-executive employees will vest on the date that the company achieves cash flow breakeven, as defined above, and shall have the same exercise price and expiration date as the options granted to our executives. In addition, in connection with the foregoing, we also amended the vesting for the options granted in February 2010 and February 2011 to our employees, including executive officers, when we first implemented the compensation modification program. The amendment provides that the measurement period to determine whether the vesting criteria of achieving “cash flow from operations” has been satisfied shall expire at the end of the fiscal quarter ending September 30, 2013. No other terms of these options were modified.

Pursuant to the company’s 2011 Plan, the company’s Board of Directors had previously adopted a policy to grant our non-employee directors an annual option to purchase 20,000 shares for each year of service, pro-rata for any director serving for less than a full fiscal year. On June 21, 2012, pursuant to the 2011 Plan, the Board of Directors approved an amendment to this policy to increase the size of the annual option award for non-employee directors to 30,000 options (pro-rata for any director serving less than a full fiscal year), to be granted as of September 1, 2012 and each September 1 thereafter.

On June 21, 2012, the company’s Board of Directors also agreed to further amend the vesting terms of the company’s prior award of options to purchase 500,000 shares of common stock to Mr. J. David Luce, a member of the Board of Directors. The options were granted on August 6, 2009 under the company’s 2000 Stock Option Plan, as amended, and are exercisable for a period of ten years at a per share exercise price of $2.00, subject to the vesting conditions. Prior to this amendment, the options would vest solely in the event that the company’s Express MD Solutions joint venture (or a successor) achieves revenues in the aggregate amount of at least $5,000,000 prior to the third anniversary of the grant date (the “Target Date”). In the event such metric is achieved, 250,000 options will vest. The remaining options would vest only if revenues in the aggregate amount of $10,000,000 are achieved prior to the Target Date. The Board determined to amend the vesting terms of the option to provide that the Target Date shall be the fourth anniversary of the date of grant and to clarify that the revenues be generated by the company’s Express MD Solutions subsidiary or directly by the company from the sale of its telehealth products and services. No other terms of these options were modified.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The company held its Annual Meeting of Stockholders on June 21, 2012 in Berkeley Heights, New Jersey. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on May 15, 2012 were entitled to vote at the annual meeting. As of the record date, 53,998,611 shares of common stock of the company were outstanding and entitled to vote at the annual meeting. At the annual meeting, 44,486,286 shares of common stock of the company were represented, in person or by proxy, constituting a quorum. Holders of Series C 15% Convertible Redeemable Preferred Stock were not entitled to vote shares of common stock issued to them in the private placement the company consummated in October 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the record date) on Proposal 4, but such holders were entitled to vote such shares on the other proposals at the annual meeting.

1. The stockholders voted to elect the following nominees to the Board of Directors by the votes indicated:

Nominee	For	Withheld

J. Edward Sheridan	24,436,543	7,918,346
J. David Luce	31,646,462	708,427
John J. Waters	24,106,997	8,247,892
O’Connell Benjamin	31,830,111	524,778
Todd A. Borus, M.D.	31,725,316	629,573

In addition, there were a total of 12,131,397 broker non-votes relating to this proposal.

2. The stockholders voted to authorize the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:5, by the following votes:

For	Against	Abstain	Broker Non-Votes
39,182,636	4,516,410	787,240	—

The company’s Board of Directors has decided not to effectuate any reverse stock split at this time.

3. The stockholders voted to ratify the appointment of EisnerAmper LLP as the company’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
43,991,209	449,381	45,696	—

4. The stockholders did not approve the proposal for the conversion of the outstanding shares of Series C 15% Convertible Redeemable Preferred Stock by the following votes:

For	Against	Abstain	Broker Non-Votes
15,080,121	17,122,283	152,485	12,131,397

5. The stockholders voted to approve the proposal for the exercise in full of the common stock purchase warrants issued in our March 2012 private placement financing by the following votes:

For	Against	Abstain	Broker Non-Votes
26,844,379	5,058,712	451,798	12,131,397

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Compensation Modification Agreement dated June 21, 2012 with O’Connell Benjamin

10.2	Compensation Modification Agreement dated June 21, 2012 with William A. Marshall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
Name: O’Connell Benjamin
Title: Chief Executive Officer and President
Date: June 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Modification Agreement dated June 21, 2012 with O’Connell Benjamin

10.2	Compensation Modification Agreement dated June 21, 2012 with William A. Marshall